UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2008

Ciprico Inc.

(Exact name of Registrant as Specified in its Charter)

0-11336	Delaware	41-1749708
(Commission File No.)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

7003 W Lake Street, Suite 400, St. Louis Park, MN 55426

(Address of Principal Executive Offices)(Zip Code)

(952) 540-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 30, 2008, we received a letter from the Nasdaq Stock Market stating that the Nasdaq Listing Qualifications Hearings Panel (the “Panel”) has determined to delist our shares from the Nasdaq Stock Market and will suspend trading of those shares at the open of business on Friday, August 1, 2008. In addition to our previously reported Nasdaq listing violations, our July 28, 2008 filing for protection under Chapter 11 of the U.S. Bankruptcy Code served as a basis for delisting our securities. We do not intend to incur additional costs to appeal the Panel’s decision.

A copy of the press release disclosing our receipt of the Panel’s letter is attached hereto as Exhibit 99.1.

Item 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 31, 2008, the Board of Directors of Ciprico Inc. (the “Company”) received notice from Gary Hokkanen that he was resigning as a member of the Board of Directors, effective July 31, 2008.   There were no disagreements on any matters relating to the Company’s strategies, operations, policies or practices in connection with this decision.  Mr. Hokkanen has served on the Company’s Board of Directors since June 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements: None.

     (b)  Pro Forma Financial Information: None.

     (c)  Shell Company Transactions:  None.

     (d)  Exhibits:

                99.1         Press Release dated July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: July 31, 2008		Monte S. Johnson, Chief Financial
Officer (Principal Financial and
Accounting Officer)

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

Form 8-K Current Report

CIPRICO INC.

Exhibit Number	Description
99.1	Press release dated July 31, 2008